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                                                                  EXHIBIT 10.85

                                  ***REPAID***

                                 PROMISSORY NOTE

$1,000,000                                                Palo Alto, California
                                                                  July 22, 1996


         FOR VALUE RECEIVED, the undersigned, Reid W. Dennis ("Borrower"), promises to pay to Collagen Corporation, a Delaware corporation ("Lender"), or order, at 2500 Faber Place, Palo Alto, CA 94303, or at such other place as Lender may from time to time designate in writing, the sum of one million dollars ($1,000,000).

         Interest will be accrued on the outstanding principal balance on a daily basis at the rate of 8.25% per annum based on a 365-day year. The outstanding balance of principal and accrued interest of this Note shall be due and payable on September 29, 1996, at which time all accrued interest shall be compounded and thereafter all accrued interest shall be compounded annually on each anniversary of the date hereof until the outstanding balance of this Note is paid in full.

         If Borrower's relationship with the Lender terminates for any reason, the then outstanding principal balance of this Note, and interest accrued thereon shall become due and payable immediately. Repayment of this Note shall be unsecured but the holder hereof shall have full recourse against Borrower.

         Amounts due under this Note shall be payable in lawful money of the United States of America and in immediately available funds. All payments under this Note shall be applied first to any accrued and unpaid interest and then to principal. Borrower shall have the right to pay, without penalty or premium, all or any portion of the outstanding principal amount of this Note at any time.

         Borrower waives presentment, protest and demand, and notice of protest, demand, dishonor and nonpayment of this Note and diligence in taking any action to collect any amounts owing under this Note by proceeding against any of the rights securing the payment of this Note. If action is instituted on this Note, Borrower agrees to pay such reasonable sum as attorney's fees as the court may fix and award in such action.

         This Note shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.
                                          /s/ Reid W. Dennis
                                          _____________________________________
                                          Reid W. Dennis
/s/ William G. Davis
__________________________________
Acknowledged and accepted by:
William G. Davis
Chairman, Human Resource Committee
of the Board of Directors